SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                  ------------------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): October 12, 1999

                          BENTLEY INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

      MISSOURI                0-19503                   43-1325291
(State or other jurisdiction (Commission File No.)       (IRS Employer ID No.)
 of organization)

      9719 Conway Road                                63124
      St. Louis, Missouri                               (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (314) 569-1659


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      On September 27, 1999, the Shareholders of the Bentley International, Inc.
(the "Corporation") approved the liquidation and dissolution of the Corporation on the terms described on the attached Exhibit 2.1 (the "Plan of Liquidation"). The resolution approving the liquidation was proposed to the Shareholders in the Information Statement sent to the Shareholders on September 7, 1999. The Plan of Liquidation authorized the Board of Directors to take any and all actions necessary to effect such liquidation and dissolution on such terms and conditions as the Board of Directors deems appropriate pursuant to The General and Business Corporation Law of Missouri. On October 12, 1999, the Board of
Directors authorized the officers of the Corporation to file Articles of Dissolution with respect to the Corporation with the Secretary of State of Missouri with an effective date of November 5, 1999 and in connection with such dissolution directed that the share transfer books of the Corporation be closed on November 5, 1999. At the October 12, 1999 meeting, the Board of Directors also reserved the authority to adopt procedures for the liquidation of the Corporation, including terms and conditions in connection therewith and the authority to revoke such dissolution. Pursuant to Missouri law, for 120 days after the effective date of the dissolution the Board of Directors may revoke the dissolution.

Exhibits

Exhibit No. Description

      2.1 Resolution of the Shareholders of the Corporation adopting a Plan of Liquidation, dated September 27, 1999.

Note: This Form 8-K contains  certain  forward  looking  statements  of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as the planned closing date of the share transfer records and the liquidation and dissolution of the Corporation. The results of management's plans are beyond the ability of the Company to control. Economic conditions, investment performance, the resolution of litigation and other factors could cause materially different results from those planned by management.




                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 26, 1999

                                          BENTLEY INTERNATIONAL, INC.

                                    By    /s/ Lloyd R. Abrams
                                              Lloyd R. Abrams, President and
                                              Chief Executive Officer